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                                                                    EXHIBIT 99.1
NEWS BULLETIN
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                                                                       PINNACLE ENTERTAINMENT
                                                                       330 North Brand Boulevard,
                                                                       Suite 1100
                                                                       Glendale, California 91203
                                                                       TRADED:  NYSE: PNK
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FOR FURTHER INFORMATION:
  At The Company:                                                        At Coffin Communications Group:
  Dan Lee                     Wade Hundley          Bruce Hinckley                            Sean Collins
  Chairman & CEO              COO                   CFO                                       Partner
  (818) 662-5900              (818) 662-5900        (818) 662-5900                            (818) 789-0100
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FOR IMMEDIATE RELEASE
April 11, 2002

           PINNACLE ENTERTAINMENT ANNOUNCES MANAGEMENT RESTRUCTURING

        Pinnacle Entertainment Provides First Quarter Outlook in Excess
                              of Street Estimates

Glendale, California - April 11, 2002 - Pinnacle Entertainment, Inc., (NYSE:
PNK) today announced that the Company has hired Daniel R. Lee, formerly the Chief Financial Officer and Senior VP-Development of Mirage Resorts, to become the Company's Chief Executive Officer (CEO) and Chairman of the Board, subject to regulatory approvals. He is replacing Paul Alanis as CEO, who resigned. The Board commented, "Paul did a good job for us and we wish him the best. We are delighted that Dan is joining Pinnacle Entertainment as its CEO. He is a strong and experienced gaming executive and we are confident that he will be a great leader of the Company going forward. He will work closely in this role with Wade Hundley, the Company's Chief Operating Officer. Since Mr. Hubbard intended to retire from the board at the forthcoming annual meeting, we felt it was appropriate for Dan to also become Chairman at this time."

First Quarter Outlook
The Company also announced that it anticipates reporting first quarter 2002 earnings before interest, taxes, depreciation, amortization and non-recurring items ("EBITDA") to be in the range of $18.5 million to $20.0 million for the first quarter of fiscal year 2002, significantly ahead of most analysts' estimates. In addition, the Company announced it expects to report a quarterly net loss in the range of ($2.5) million to ($3.7) million, or ($0.10) to ($0.15) per diluted share (before any goodwill impairment charges discussed below), compared with analysts' estimates of a net loss of between ($0.22) and ($0.25) per diluted share.

"These stronger than anticipated operating results are reflective of the positive steps taken in late 2001 and during the first quarter of this year at our properties. We anticipate continuing this positive trend in future quarters as we continue to enhance our operations," stated Wade Hundley, Chief Operating Officer.

Results for the first quarter of fiscal year 2001 were EBITDA of $19.4 million and a net loss of ($2.1) million, or ($0.08) per diluted share. Such first quarter 2001 results included approximately $0.7 million of EBITDA from a profit sharing arrangement with a Native American gaming facility in Washington State. The Company sold that operation in June 2001.

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Pinnacle Entertainment
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The Company is continuing to evaluate the effects of the implementation of
Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), regarding the accounting for goodwill and non-amortizing intangible assets. The Company anticipates there will be a charge recorded in the first quarter of 2002 of approximately $54 million to $59 million. Such impairment charge will be recognized as the cumulative effect of a change in accounting principle in the first quarter, and therefore the above first quarter outlook is before any such charge.

Belterra Casino Resort
The Company noted that the Indiana Gaming Commission is conducting an investigation of the Company's regulatory compliance at its Belterra Casino Resort. The investigation was initiated as a result of allegations of harassment in a lawsuit filed by two former employees of Belterra.

Revised Fiscal-Year 2002 Guidance
Based upon better than expected results anticipated for the first quarter of 2002 and current market and economic conditions, Pinnacle Entertainment now anticipates EBITDA for 2002 of $74 million to $79 million, and a net loss of ($12) million to ($15) million, or ($0.47) to ($0.59) per diluted share. These estimates are before any loss attributed to goodwill and intangible asset impairment write-downs noted above. Excluding the Washington State operations sold in mid-year, EBITDA during 2001 was $64.5 million.

The Company may provide further financial guidance in future press releases, and reserves the right to adjust its guidance at any time, but does not undertake any obligation to update or revise any guidance or other forward-looking statements, whether as a result of new developments or otherwise.

First Quarter Results and Conference Call
Pinnacle Entertainment expects to issue first quarter financial results and conduct a conference call in late April or early May 2002 and will announce such date shortly.

About Pinnacle Entertainment
Pinnacle Entertainment owns and operates seven casinos (four with hotels) in Nevada, Mississippi, Louisiana, Indiana and Argentina, and receives lease income from two card club casinos, both in the Los Angeles metropolitan area. The Company has also been selected to receive the 15th and final riverboat gaming license for a project in Lake Charles, Louisiana.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of Pinnacle Entertainment. Such statements include, but are not limited to: (a) continued compliance with the conditions negotiated with the Louisiana Gaming Control Board and completing the proposed Lake Charles project on time and on budget; (b) improved results at Belterra Casino Resort; (c) settlement of the harassment lawsuit and the investigation of the Indiana Gaming Commission on reasonable terms; (d) improved results at Casino Magic Bossier City from an expansion and refurbishment now underway; (e) the Company's expected operating performance in fiscal year 2002; (f) the amount and effect of future impairment charges under SFAS 142; and, (g) improved results and operating efficiency at each of the Company's domestic locations in fiscal year 2002. Pinnacle Entertainment cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) continued compliance with the conditions negotiated with the Louisiana Gaming Control Board and completion of the proposed Lake Charles project on time and on budget; (b) the effectiveness of management at the Belterra Casino Resort in continuing to contain costs without negatively affecting revenues, customer service or efforts to expand the customer database at the property; (c) settlement of the harassment lawsuit and the investigation of the Indiana Gaming Commission on reasonable terms; (d) the effectiveness of the planned capital improvements at Casino Magic Bossier City in drawing additional customers to the property despite significant competition in the local market; (e) the effect of current and future weather conditions and other natural events; (f) the effect of current and future political and economic instability in Argentina on the operations of

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Pinnacle Entertainment
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Casino Magic Argentina and related currency matters; (g) the amount and effect of future impairment charges under SFAS 142; (h) overall economic conditions;
(i) maintaining adequate financing to meet strategic goals; (j) continuing regulatory approval; (k) increased competition from casino operators with greater resources; (l) changes in the gaming markets in which Pinnacle Entertainment operates; and (m) other risks as detailed from time to time in Pinnacle Entertainment's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect the Company's financial results, review the Company's filings with the SEC, including the Company's Annual Report on Form 10-K.

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